Exhibit 99.1

N E W S  R E L E A S E

Contact:	Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Eric R. Slusser
Executive Vice President and Chief Financial Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2008 FIRST QUARTER EARNINGS

ST. LOUIS, MISSOURI (April 22, 2008) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended March 31, 2008 were $25.5 million, or $0.57 per diluted share, compared to $11.6 million, or $0.26 per diluted share in the 2007 first quarter.  The first quarter results include the benefit of the July 1 through December 31, 2007 period rate increase for Georgia, approximately $0.28 per diluted share, which was included in our guidance for the first quarter.  Unless specifically noted, the discussions below are in the context of continuing operations.

First Quarter Highlights

-	Quarter-end Medicaid Managed Care membership of 1.2 million.

-	Revenues of $816.6 million, or $794.0 million net of premium taxes, a 22.8% increase over the 2007 first quarter.

-
Health Benefits Ratio (HBR), which reflects medical costs as a percent of premium revenues, of 83.0%, compared to 84.6% in the 2007 first quarter.  The first quarter 2008 HBR reflects the benefit of the previously mentioned Georgia rate increase.

-	General and administrative (G&A) expense ratio of 12.5%, compared to 13.4% in the 2007 first quarter.

-	Cash flow from operations of $26.7 million.

-	Days in claims payable of 49.3.

Other Events

-
Announced the acquisition of Celtic Insurance Company, a health insurance carrier focused on the individual health insurance market.  Pending regulatory approval, we expect to complete this acquisition in the third quarter of 2008.

-	Commenced operations under our Texas Foster Care contract effective April 1, 2008.

-	Notified the State of Ohio of our intent to withdraw from covering Aged, Blind or Disabled (ABD) members in the Northwest region of Ohio effective July 1.

-	Repurchased 350,332 shares during the first quarter for approximately $7.0 million.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “During the first quarter, our HBR was adversely affected by high medical costs in Ohio largely influenced by the ABD population and by a heavy flu season. But aside from these items and an extended rollout of full-risk enrollment in South Carolina, in aggregate our other markets and products performed generally in-line with our expectations.

“We are taking actions to improve margins in our Ohio ABD population including exiting the Northwest region as of July 1, 2008, rationalizing our provider networks in the remaining regions, and continuing an ongoing dialogue with the State on rate adequacy and benefit design. We remain committed to serving the needs of our customers in all of our markets, but are also committed to doing so only in markets and with products that produce consistent and adequate returns for our investors,” concluded Neidorff.

The following table depicts membership in Centene’s managed care organizations, by state, at March 31, 2008 and 2007:

	2008	2007
Georgia	282,700	291,300
Indiana	161,300	176,700
New Jersey	56,500	59,100
Ohio	131,100	118,300
South Carolina	29,300	—
Texas	369,000	318,500
Wisconsin	126,900	139,400
Total	1,156,800	1,103,300

The following table depicts membership in Centene’s managed care organizations, by member category, at March 31, 2008 and 2007:

	2008		2007
Medicaid	862,900		839,600
SCHIP	216,000		211,200
SSI/Medicare	77,900		52,500
Total	1,156,800	(a)	1,103,300	(b)

(a) 1,126,200 at-risk; 30,600 ASO
(b) 1,099,200 at-risk; 4,100 ASO

Statement of Operations

-
For the 2008 first quarter, revenues, net of premium taxes, increased 22.8% to $794.0 million from $646.4 million in the 2007 first quarter.  The increase was mainly driven by membership growth in Texas and Ohio, which are the two markets that added SSI products in 2007, as well as the recognition of the Georgia premium rate increase retroactive to July 1, 2007 of $20.8 million.

-
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 83.0%, a decrease from 84.6% in the 2007 first quarter.  The decrease resulted from the recognition of the Georgia premium rate increase, offset by increases from seasonal medical cost trends, in part related to the flu, and continued high medical costs in the Ohio ABD markets.

-	Consolidated G&A expense as a percent of premium and service revenues was 12.5% in the first quarter of 2008, a decrease from 13.4% in the first quarter of 2007.

-	Earnings per diluted share from continuing operations were $0.57, compared to $0.26 in the 2007 first quarter.

Balance Sheet and Cash Flow

At March 31, 2008, the Company had cash and investments of $676.9 million, including $651.1 million held by its regulated entities and $25.8 million held by its unregulated entities.  Medical claims liabilities totaled $347.5 million, representing 49.3 days in claims payable, an increase of 0.2 days from December 31, 2007.  Total debt was $216.2 million and debt to capitalization was 32.8%.  Cash flow from operations was $26.7 million.

Outlook

The table below depicts the Company’s guidance for the 2008 second quarter and full year.

	Q2 2008		2008
	Low	High	Low	High
Revenue (in millions)[1]	$ 822	$ 832	$ 3,300	$ 3,375
Earnings per diluted share	$ 0.38	$ 0.42	$ 1.87	$ 1.97
____________________________________
[1] Revenue net of premium tax

Eric R. Slusser, Centene’s Chief Financial Officer, stated, “We are lowering the range of our annual revenue and earnings guidance to reflect a reduction in investment income resulting from actions taken by the Federal Reserve during the first quarter of 2008 as well as the current and expected lower results in the Ohio ABD market.  We expect an overall HBR range for the full year of 82.0% to 84.0%.”

Conference Call

As previously announced, the Company will host a conference call Tuesday, April 22, 2008, at 8:00 A.M. (Eastern Time) to review the financial results for the first quarter ended March 31, 2008, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on May 6, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 41656800.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP), Supplemental Security Income (SSI) and Medicare (Special Needs Plans). The Company operates health plans in Georgia, Indiana, New Jersey, Ohio, South Carolina, Texas and Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

[Tables Follow]

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,780	$268,584
Premium and related receivables	81,468	90,072
Short-term investments, at fair value (amortized cost $60,927 and $46,392, respectively)	60,989	46,269
Other current assets	37,373	41,414
Total current assets	443,610	446,339
Long-term investments, at fair value (amortized cost $319,881 and $314,681, respectively)	324,173	317,041
Restricted deposits, at fair value (amortized cost $27,411 and $27,056, respectively)	27,972	27,301
Property, software and equipment, net	151,265	138,139
Goodwill	141,023	141,030
Other intangible assets, net	12,608	13,205
Other assets	38,624	36,067
Total assets	$1,139,275	$1,119,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$347,504	$335,856
Accounts payable and accrued expenses	115,857	105,096
Unearned revenue	2,231	44,016
Current portion of long-term debt	416	971
Current liabilities of discontinued operations	754	861
Total current liabilities	466,762	486,800
Long-term debt	215,818	206,406
Other liabilities	13,460	10,869
Total liabilities	696,040	704,075
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,424,326 and 43,667,837 shares, respectively	44	44
Additional paid-in capital	222,719	221,693
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	3,110	1,571
Retained earnings	217,362	191,739
Total stockholders’ equity	443,235	415,047
Total liabilities and stockholders’ equity	$1,139,275	$1,119,122

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
Revenues:
Premium	$773,478	$624,826
Premium tax	22,631	17,816
Service	20,530	21,592
Total revenues	816,639	664,234
Expenses:
Medical costs	641,619	528,520
Cost of services	16,176	15,630
General and administrative expenses	99,283	86,467
Premium tax	22,631	17,816
Total operating expenses	779,709	648,433
Earnings from operations	36,930	15,801
Other income (expense):
Investment and other income	7,769	6,017
Interest expense	(3,994)	(3,132)
Earnings before income taxes	40,705	18,686
Income tax expense	15,168	7,089
Net earnings from continuing operations	25,537	11,597
Discontinued operations, net of income tax expense (benefit) of $52 and $(26,780)	86	26,614
Net earnings	$25,623	$38,211

Net earnings per share:
Basic:
Continuing operations	$0.59	$0.27
Discontinued operations	—	0.61
Basic earnings per common share	$0.59	$0.88
Diluted:
Continuing operations	$0.57	$0.26
Discontinued operations	—	0.59
Diluted earnings per common share	$0.57	$0.85

Weighted average number of shares outstanding:
Basic	43,538,207	43,433,319
Diluted	44,742,893	44,923,340

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net earnings	$25,623	$38,211
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and amortization	7,798	6,274
Stock compensation expense	4,013	3,871
Deferred income taxes	9,472	(1,398)
Gain on sale of FirstGuard Missouri	—	(4,218)
Changes in assets and liabilities —
Premium and related receivables	8,612	13,588
Other current assets	(2,634)	(26,336)
Other assets	(1,031)	(636)
Medical claims liabilities	11,608	(4,340)
Unearned revenue	(41,788)	4,796
Accounts payable and accrued expenses	4,489	1,309
Other operating activities	554	4,859
Net cash provided by operating activities	26,716	35,980
Cash flows from investing activities:
Purchases of property, software and equipment	(19,879)	(14,794)
Purchases of investments	(86,025)	(135,866)
Sales and maturities of investments	70,888	122,835
Proceeds from asset sales	—	10,848
Investments in acquisitions and equity method investee, net of cash acquired	(2,194)	(400)
Net cash used in investing activities	(37,210)	(17,377)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,148	868
Proceeds from borrowings	26,005	191,000
Payment of long-term debt	(17,148)	(165,248)
Excess tax benefits from stock compensation	2,638	417
Common stock repurchases	(6,953)	(644)
Debt issue costs	—	(4,138)
Net cash provided by financing activities	5,690	22,255
Net (decrease) increase in cash and cash equivalents	(4,804)	40,858
Cash and cash equivalents, beginning of period	268,584	271,047
Cash and cash equivalents, end of period	$263,780	$311,905

Interest paid	$463	$2,999
Income taxes paid	$792	$5,801

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q1	Q4	Q3	Q2
	2008	2007	2007	2007
MEMBERSHIP
Managed Care:
Georgia	282,700	287,900	286,200	281,400
Indiana	161,300	154,600	156,300	161,700
New Jersey	56,500	57,300	58,300	59,100
Ohio	131,100	128,700	127,500	128,200
South Carolina	29,300	31,800	29,300	31,100
Texas	369,000	354,400	347,000	333,900
Wisconsin	126,900	131,900	132,700	136,100
TOTAL	1,156,800	1,146,600	1,137,300	1,131,500

Medicaid	862,900	848,100	841,600	846,900
SCHIP	216,000	224,400	223,500	216,500
SSI & Medicare	77,900	74,100	72,200	68,100
TOTAL	1,156,800	1,146,600	1,137,300	1,131,500

Specialty Services(a):
Arizona	97,900	99,900	99,000	95,200
Kansas	39,400	39,000	35,600	37,500
TOTAL	137,300	138,900	134,600	132,700

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$215.35	$210.34	$201.05	$193.09

CLAIMS(b)
Period-end inventory	393,700	312,700	265,400	281,000
Average inventory	281,600	288,700	319,900	248,200
Period-end inventory per member	0.34	0.28	0.24	0.26

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

	Q1	Q4	Q3	Q2
	2008	2007	2007	2007

DAYS IN CLAIMS PAYABLE (c)	49.3	49.1	49.1	46.2
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$651.1	$626.2	$593.6	$527.9
Unregulated	25.8	33.0	45.9	65.8
TOTAL	$676.9	$659.2	$639.5	$593.7

DEBT TO CAPITALIZATION (d)	32.8%	33.3%	33.1%	34.0%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

OPERATING RATIOS:
	Three Months Ended March 31,
	2008	2007
Health Benefits Ratios
Medicaid and SCHIP	79.5%	84.5%
SSI and Medicare	97.5	88.5
Specialty Services	84.1	79.7
Total	83.0	84.6

General & Administrative Expense Ratio	12.5%	13.4%

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, March 31, 2007	$267,980
Incurred related to:
Current period	2,449,237
Prior period	(11,652)
Total incurred	2,437,585
Paid related to:
Current period	2,110,081
Prior period	247,980
Total paid	2,358,061
Balance, March 31, 2008	$347,504

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.